                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                   Eclipsys Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (4) Date filed:

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

                              ECLIPSYS CORPORATION
                      777 EAST ATLANTIC AVENUE, SUITE 200
                          DELRAY BEACH, FLORIDA 33483

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JULY 12, 2000

     The Annual Meeting of Stockholders of Eclipsys Corporation (the "Company") will be held at the Delray Beach Marriott, 10 North Ocean Boulevard, Delray Beach, Florida 33444, on Wednesday, July 12, at 10:00 a.m., local time, to consider and act upon the following matters:

     1.  To elect two Class II directors for the ensuing three years.

     2.  To approve the Company's 2000 Stock Incentive Plan.

     3. To approve related amendments to the Company's 1999 Stock Incentive Plan, the 1998 Stock Incentive Plan and the Amended and Restated 1998 Employee Stock Purchase Plan to reflect an increase in the number of shares of Voting Common Stock authorized for issuance under all the Company's stock plans (the 2000 Stock Incentive Plan, the 1999 Stock Incentive Plan, the Amended and Restated Employee Stock Purchase Plan, the 1998 Stock Incentive Plan and the 1996 Stock Plan) from 7,000,000 to 12,000,000.

     4. To ratify the selection by the Board of Directors of PricewaterhouseCoopers LLP as the Company's independent auditors for the current fiscal year.

     5. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on June 15, 2000 will be entitled to notice of and to vote at the meeting or any adjournment thereof. The stock transfer books of the Company will remain open following the record date.

                                          By Order of the Board of Directors,

                                          /s/ T. Jack Risenhover, II

                                          T. Jack Risenhoover, II, Secretary

Delray Beach, Florida
June 19, 2000

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                              ECLIPSYS CORPORATION
                      777 EAST ATLANTIC AVENUE, SUITE 200
                          DELRAY BEACH, FLORIDA 33483

             PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON WEDNESDAY, JULY 12, 2000

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Eclipsys Corporation (the "Company") for use at the Annual Meeting of Stockholders to be held on Wednesday, July 12, 2000, and at any adjournment of that meeting. All executed proxies will be voted in accordance with the stockholder's instructions, and if no choice is specified, executed proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Annual Meeting.

     On June 15, 2000, the record date for the determination of stockholders entitled to vote at the Annual Meeting (the "Record Date"), there were outstanding and entitled to vote an aggregate of 36,719,176 shares of Common Stock ("Voting Common Stock") of the Company (constituting all of the voting stock of the Company). Holders of Voting Common Stock are entitled to one vote per share. Holders of the Company's Non-Voting Common Stock are not entitled to vote at the Annual Meeting.

     The Company's Annual Report for the year ended December 31, 1999 is being mailed to stockholders, along with these proxy materials, on or about June 20, 2000.

     THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS INCLUDED IN THE COMPANY'S ANNUAL REPORT.

VOTES REQUIRED

     The holders of a majority of the shares of Voting Common Stock outstanding and entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Shares of Voting Common Stock represented in person or by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

     The affirmative vote of a plurality of the votes cast by stockholders entitled to vote on the matter is required for the election of directors. The affirmative vote of a majority of the shares of Voting Common Stock voting on the matter is required to approve the adoption of the 2000 Stock Incentive Plan, the amendment of the 1999 Stock Incentive Plan, the 1998 Stock Incentive Plan and the Amended and Restated 1998 Employee Stock Purchase Plan and to ratify the selection by the Board of Directors of PricewaterhouseCoopers LLP as the Company's independent auditors for the current year.

     Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on matters (such as the election of directors, the amendments to the stock plans and the ratification of the selection of the auditors) that require the affirmative vote of a plurality or a majority of the votes cast or the shares voting on the matter.

BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth certain information regarding the beneficial ownership of the Company's Voting Common Stock as of June 15, 2000 by (i) each person or entity who is known by the Company to beneficially own more than 5% of the outstanding shares of Voting Common Stock, (ii) by each director or nominee for director, (iii) by each of the executive officers named in the Summary Compensation Table set forth under the caption "Executive Compensation" below, and (iv) by all directors and executive officers as a group. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of capital stock listed as owned by such person or entity.

                                                         NUMBER OF SHARES
NAME OF BENEFICIAL OWNER                               BENEFICIALLY OWNED(1)   PERCENTAGE OWNED
------------------------                               ---------------------   ----------------
General Atlantic Partners, LLC(2)....................        6,784,556               18.5%
  c/o General Atlantic Service Corporation
  Three Pickwick Plaza
  Greenwich, CT 06830
Wilfam, L.P..........................................        2,093,384                5.7%
  100 Chetwynd Drive
  Rosemont, PA 19010
Harvey J. Wilson(3)..................................          751,407                2.0%
James E. Hall(4).....................................          113,100                  *
Gregory L. Wilson(5).................................           30,832                  *
T. Jack Risenhoover, II(6)...........................           31,142                  *
Steven A. Denning(7).................................        6,792,333               18.5%
G. Fred DiBona(8)....................................           39,443                  *
Eugene V. Fife(9)....................................           39,443                  *
William E. Ford(10)..................................        6,792,333               18.5%
Patrick T. Hackett...................................            8,005                  *
J. Robert Kell(11)...................................        1,000,000                2.7%
Jay B. Pieper(12)....................................          916,067                2.5%
All executive officers and directors as a group (11
  persons)(13).......................................        9,729,549               26.5%

-------------------------

  *  Less than 1%

 (1) The number of shares beneficially owned by each stockholder is determined under rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days after June 15, 2000 through the exercise of any stock option, warrant or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares.

 (2) Consists of 1,052,661 shares held by General Atlantic Partners 28, L.P. ("GAP 28"), 3,708,594 shares held by General Atlantic Partners 38, L.P. ("GAP 38"), 504,674 shares held by General Atlantic Partners 47, L.P. ("GAP 47"), 403,883 shares held by General Atlantic Partners 48, L.P. ("GAP 48") and 1,114,744 shares held by GAP Coinvestment, L.P. ("GAP Coinvestment"). The general partner of GAP 28, GAP 38, GAP 47 and GAP 48 is General Atlantic Partners, LLC, a Delaware limited liability company. The managing members of General Atlantic Partners, LLC are the general partners of GAP Coinvestment. Messrs. Denning and Ford are both managing members of General Atlantic Partners, LLC. Messrs. Denning and Ford disclaim beneficial ownership of shares owned by GAP 28, GAP 38, GAP 47, GAP 48 and GAP Coinvestment and their inclusion herein shall not be deemed an admission of beneficial ownership.

 (3) Consists of (i) 250,733 shares issuable upon the exercise of stock options which are exercisable within 60 days of June 15, 2000 and (ii) 500,674 shares held by an irrevocable grantor trust for the benefit of Mr. Wilson and members of his family (the "Trust"). The sole trustee of the Trust is an independent individual not affiliated with Mr. Wilson.

 (4) Includes 92,684 shares issuable upon exercise of stock options which are exercisable within 60 days of June 15, 2000.

 (5) Includes 21,944 shares issuable upon exercise of stock options which are exercisable within 60 days of June 15, 2000.

 (6) Includes 15,870 shares issuable upon the exercise of stock options which are exercisable within 60 days of June 15, 2000.

 (7) Includes 7,777 shares issuable upon the exercise of stock options which are exercisable within 60 days of June 15, 2000. Also includes the shares described in footnote (2) above.

 (8) Includes 7,777 shares issuable upon the exercise of stock options which are exercisable within 60 days of June 15, 2000.

 (9) Includes 24,443 shares issuable upon the exercise of stock options which are exercisable within 60 days of June 15, 2000.

(10) Includes 7,777 shares issuable upon the exercise of stock options which are exercisable within 60 days of June 15, 2000. Also includes the shares described in footnote (2) above.

(11) These shares are held by Motorola, Inc. Mr. Kell is a vice president of Motorola, Inc. Mr. Kell disclaims beneficial ownership of these shares and their inclusion herein shall not be deemed an admission of beneficial ownership.

(12) Includes 7,777 shares issuable upon the exercise of stock options which are exercisable within 60 days of June 15, 2000. The remaining 908,290 shares are held by Partners HealthCare System, Inc. ("Partners"). Mr. Pieper is a Vice President of Partners. Mr. Pieper disclaims beneficial ownership of the shares held by Partners and their inclusion herein shall not be deemed an admission of beneficial ownership.

(13) See notes (2) through (12) above.

                             ELECTION OF DIRECTORS

     The Company's Amended and Restated Certificate of Incorporation provides that the Board of Directors is classified into three classes (designated Class I directors, Class II directors and Class III directors), with members of each class holding office for staggered three-year terms. There are currently three Class II directors, whose terms expire at the Annual Meeting, three Class I directors, whose terms expire at the 2002 Annual Meeting of Stockholders, and three Class III directors, whose terms expire at the 2001 Annual Meeting of Stockholders (in all cases subject to the election and qualification of their successors and to their earlier death, resignation or removal).

     The persons named in the enclosed proxy will vote to elect as Class II directors the two nominees named below, one of whom is presently a Class II director of the Company, unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy to that effect. All of the nominees have indicated their willingness to serve, if elected, but if any should be unable or unwilling to serve, proxies may be voted for a substitute nominee designated by the Board of Directors. Each Class II director will be elected to hold office until the 2003 Annual Meeting of Stockholders (subject to the election and qualification of his successor and to his earlier death, resignation or removal).

     Robert Raco, a Class I director, resigned from the Board of Directors, effective June 8, 1999. In addition, Patrick T. Hackett and J. Robert Kell, each existing Class II directors, are not standing for re-election at the Annual Meeting. The Board of Directors has nominated Steven A. Denning, an existing Class III director to stand for election as a Class II director. Mr. Denning has agreed to stand for election as a Class II director and to resign as a Class III director upon his election as a Class II director.

NOMINATION OF CLASS II DIRECTORS

     Set forth below, for each nominee, are his name and age, his positions with the Company, his principal occupation and business experience during the past five years and the year of the commencement of his term as a director of the
Company:

     JAY B. PIEPER is 57 years old and has served on the Board of Directors since May 1996. Since May 1995, Mr. Pieper has served as Vice President of Corporate Development and Treasury Affairs for Partners HealthCare System, Inc., the parent of Brigham and Women's Hospital, Inc. and Massachusetts General Hospital. From March 1986 to May 1995, Mr. Pieper was Senior Vice President and Chief Financial Officer for Brigham and Women's Hospital.

     STEVEN A. DENNING is 51 years old and has served on the Board of Directors since March 1997. Mr. Denning is a Managing Member of General Atlantic Partners LLC, a private equity firm that invests globally in software, services and related information technology companies, and has been with

General Atlantic Partners LLC since 1980. Mr. Denning is also a director of GT Interactive Software Corp., an interactive entertainment software development company.

INCUMBENT DIRECTORS

     Set forth below, for each incumbent, are his name and age, his positions with the Company, his principal occupation and business experience during the past five years and the year of the commencement of his term as a director of the Company:

CLASS I

     EUGENE V. FIFE is 58 years old and has served on the Board of Directors since May 1997. Since September 1999, Mr. Fife has served as a principal of Vawter Capital, L.L.C., a venture capital firm. From September 1997 to December 1999, Mr. Fife served as the Co-Chairman and Chief Executive Officer of Illuminis, Inc. (formerly known as Multimedia Medical Systems, Inc.), a clinical information systems company. Mr. Fife was formerly a general partner in Goldman Sachs & Co. where he served as a member of its Management Committee and as Chairman of Goldman Sachs International. Mr. Fife retired from Goldman Sachs & Co. in 1995, remained a limited partner of the firm until May 1999, at which time he became a special director of the firm in which capacity he continues to serve. Mr. Fife is also a director of Baker, Fentress & Company, an investment company.

     WILLIAM E. FORD is 37 years old and has served on the Board of Directors since May 1996. Mr. Ford is a Managing Member of General Atlantic Partners LLC, a private equity firm that invests globally in software, services and related information technology companies, and has been with General Atlantic since 1991. Mr. Ford also serves as a director of LHS Group Inc., a billing solutions company; E*Trade Group, Inc., an on-line discount broker; Priceline.com Incorporated, an e-commerce company, Tickets.com, Inc., an on-line ticket seller, and Quintiles Transnational Corp., a healthcare and pharmaceuticals services company.

CLASS III

     HARVEY J. WILSON, the Company's founder, is 61 years old and served as President, Chief Executive Officer and Chairman of the Board of Directors since the Company was formed in December 1995 until February 1999, and continues to serve as Chief Executive Officer and Chairman of the Board of Directors. From January 1984 to December 1995, Mr. Wilson invested privately in software and technology companies. Mr. Wilson was a co-founder of Shared Medical Systems Corporation, a healthcare information systems provider. Mr. Wilson is a director of Philadelphia Suburban Corporation, a water utility company and Co-Chairman of HEALTHvision Inc., an e-Health company. Harvey Wilson is the father of Gregory Wilson, the Company's Chief Financial Officer.

     G. FRED DIBONA is 49 years old and has served on the Board of Directors since May 1996. Since 1990, Mr. DiBona has been the President and Chief Executive Officer of Independence Blue Cross and its subsidiaries. Mr. DiBona is also a director of Magellan Health Services, Inc., a specialized managed healthcare company; PECO Energy Company, a public energy company; Philadelphia Suburban Corporation, a water utility company; and Tasty Baking Company, a packaged foods company.

BOARD AND COMMITTEE MEETINGS

     The Board of Directors has an Executive Development and Compensation Committee composed of Messrs. Denning (Chairman), DiBona and Fife. This Committee makes recommendations concerning salaries and incentive compensation for executive officers and administers and grants stock options and awards pursuant to the Company's stock option plans. The Executive Development and Compensation Committee met four times during 1999.

     The Board of Directors also has an Audit Committee, currently composed of Messrs. Pieper (Chairman) and Ford, which reviews the results and scope of the audit and other services provided by the Company's independent public accountants. The Audit Committee met four times during 1999.

     The Board of Directors met eight times during 1999. Each returning director attended at least 75% of the aggregate of the number of Board meetings and the number of meetings held by all committees on which the director then served.

DIRECTOR COMPENSATION

     Directors are reimbursed for any expenses incurred in connection with attendance at meetings of the Board of Directors or any committee of the Board of Directors, but are not otherwise compensated for such service. On April 8, 1998, the non-employee directors (Messrs. Denning, DiBona, Fife, Ford and Pieper, as well as Richard Severns, who was then a director) were each granted a non-qualified stock option to purchase 13,333 shares of Voting Common Stock at a purchase price of $13.50 per share under the Company's 1998 Stock Incentive Plan. These options vest annually over a four-year period.

EXECUTIVE COMPENSATION

  SUMMARY COMPENSATION

     The following table sets forth the total compensation paid or accrued for the last three years for the Company's Chief Executive Officer and its three other executive officers (together, the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                   LONG-TERM
                                                                  COMPENSATION
                                                  ANNUAL          ------------
                                               COMPENSATION        SECURITIES
                                            -------------------    UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION          YEAR    SALARY     BONUS      OPTIONS(1)    COMPENSATION(2)
---------------------------          ----   --------   --------   ------------   ---------------
Harvey J. Wilson...................  1997   $150,000   $     --          --          $   --
  Chairman of the Board and          1998    200,000         --     333,332              --
  Chief Executive Officer            1999    200,000         --     100,000           1,485
James E. Hall......................  1997    177,971     50,000      50,000              96
  President and Chief Operating      1998    200,000    125,000      43,333           3,635
  Officer                            1999    242,308         --     110,000           3,850
Gregory L. Wilson(3)...............  1997     57,692         --      20,000              28
  Senior Vice President, Chief       1998    142,308     45,000          --              52
  Financial Officer and Treasurer    1999    148,269         --     140,000             100
T. Jack Risenhoover, II............  1997     74,039      7,500      26,666             343
  Senior Vice President,             1998    103,846     45,000          --           2,355
  General Counsel and Secretary      1999    134,616         --      53,334          56,385

-------------------------

(1) Represents the number of shares covered by options to purchase shares of Voting Common Stock granted during the applicable year.

(2) Represents Company contributions to group term life insurance policies, and with respect to Mr. Risenhoover, Company contributions on his behalf to the Company's 401(k) Plan in 1998 and reimbursed relocation expenses in 1999.

(3) Mr. Gregory Wilson joined the Company in May 1997 and was appointed an executive officer in December 1999.

  STOCK OPTION GRANTS

     The following table sets forth grants of stock options to each of the Named Executive Officers during the year ended December 31, 1999.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                               INDIVIDUAL GRANTS                      POTENTIAL REALIZABLE
                             -----------------------------------------------------      VALUE AT ASSUMED
                             NUMBER OF     PERCENT OF                                 ANNUAL RATES OF STOCK
                             SECURITIES   TOTAL OPTIONS                              PRICE APPRECIATION FOR
                             UNDERLYING    GRANTED TO     EXERCISE OR                    OPTION TERM(1)
                              OPTIONS     EMPLOYEES IN    BASE PRICE    EXPIRATION   -----------------------
NAME                          GRANTED      FISCAL YEAR     PER SHARE       DATE          5%          10%
----                         ----------   -------------   -----------   ----------   ----------   ----------
Harvey J. Wilson(2)........   100,000         3.18%         $23.375       3/22/09    $1,470,041   $3,725,373
James E. Hall(3)...........    60,000         1.91           23.375       3/22/09       882,025    2,235,224
                               50,000         1.59           15.125      10/15/09       475,602    1,205,268
Gregory L. Wilson(4).......    70,000         2.23           23.375       3/22/09     1,029,029    2,607,761
                               10,000         0.32           15.125      10/15/09        95,120      241,054
                               60,000         1.91           23.000      12/23/09       867,875    2,199,365
T. Jack Risenhoover,
  II(5)....................    43,334         1.38           23.375       3/22/09       637,028    1,614,353
                               10,000         0.32           15.125      10/15/09        95,120      241,054

-------------------------

(1) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compound rates of appreciation (5% and 10%) on the market value of the Voting Common Stock on the date of option grant over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth. Actual gains, if any, on stock option exercises and Voting Common Stock holdings are dependent on the timing of such exercise and the future performance of the Voting Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals.

(2) Mr. Harvey Wilson's options vest over two years.

(3) Mr. Hall's options vests (1) as to the shares priced at $23.375, over three years, (2) as to the shares priced at $15.125, over two years.

(4) Mr. Gregory Wilson's options vest over four years.

(5) Mr. Risenhoover's options vest over four years.

  OPTION EXERCISES AND YEAR-END OPTION VALUES

     The following table sets forth certain information concerning option exercises by the Named Executive Officers in 1999 and the number and value of unexercised options held by each of the Named Executive Officers on December 31, 1999.

                         AGGREGATE OPTION EXERCISES AND
                         FISCAL YEAR-END OPTION VALUES

                                                                 NUMBER OF SHARES
                                                                    UNDERLYING               VALUE OF UNEXERCISED
                                 NUMBER OF                    UNEXERCISED OPTIONS AT         IN-THE-MONEY OPTIONS
                                  SHARES                          FISCAL YEAR END            AT FISCAL YEAR END(2)
                                ACQUIRED ON      VALUE      ---------------------------   ---------------------------
NAME                             EXERCISE     REALIZED(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                            -----------   -----------   -----------   -------------   -----------   -------------
Harvey J. Wilson..............        --       $     --       131,469        301,863       $393,508      $  539,819
James E. Hall.................        --             --        40,646        146,021        619,867       1,214,261
Gregory L. Wilson.............     6,295        124,028           555        150,557         10,614         621,903
T. Jack Risenhoover, II.......    14,572        291,733           444         64,984          8,492         423,271

-------------------------

(1) Represents the difference between the exercise prices and the fair market value per share of the Voting Common Stock at the date of exercise. The fair market value was the last sale price of the Voting Common Stock on the date of exercise as reported on the Nasdaq National Market.

(2) Represents the difference between the exercise price and the last sale price of the Voting Common Stock as reported on the Nasdaq National Market on December 31, 1999 ($25.625).

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

     The Company has a license agreement with Partners HealthCare System, Inc. ("Partners"). Under the terms of this license, the Company may develop, commercialize, distribute and support certain technology and license it, as well as sell related services, to other healthcare providers and hospitals throughout the world (with the exception of the Boston, Massachusetts metropolitan area). Prior to the Company's initial public offering, no sales of products incorporating the licensed technology were made and, consequently, no royalties were paid by the Company pursuant to the license with Partners. The royalty arrangement under the license terminated upon the Company's initial public offering. After the Company's initial public offering, the Company sold products incorporating the licensed technology. The Company is obligated to offer to Partners and certain of its affiliates an internal use license, granted on most favored customer terms, to all new software applications developed by the Company, whether or not derived from the licensed technology, and major architectural changes to the licensed technology. Partners and certain of its affiliates are also entitled to receive internal use licenses, also granted on most favored customer terms, for any changes to any module or application included in the licensed technology requiring at least one person-year of technical effort. The Company has an exclusive right of first offer to commercialize new information technologies developed in connection with Partners. If the Company breaches any material term of the license, the license may become non-exclusive, at Partners' option. If Partners converts the current license to a non-exclusive license, it must return 370,609 shares of the Company's Voting

Common Stock to the Company. As part of the Partners license, the Company provided development services to Partners. Partners paid the Company $1.2 million for those services in 1999. Jay Pieper, a director of the Company, is Vice President of Corporate Development and Treasury Affairs for Partners. Partners was not affiliated with the Company at the time of the negotiation of the Partners license.

     In January 1998, the Company acquired the Emtek Healthcare Systems division of Motorola, Inc. for aggregate consideration of $11.7 million (net of a $9.6 million receivable from Motorola), consisting of 1,000,000 shares of Voting Common Stock issued to Motorola and the assumption of $12.3 million in liabilities. In connection with this acquisition, the Company entered into a software and support agreement with Motorola under which the Company agreed to provide software and support services to Motorola's international customers for a minimum period of one year in exchange for negotiated annual payments. As of December 31, 1999, payments from Motorola totaled $1.2 million under the software and support agreement. Richard Severns, a Senior Vice President of Motorola, served as a director of the Company during 1998 and Robert Kell, a Vice President of Motorola, is currently a director of the Company who is not standing for re-election. None of Mr. Severns, Mr. Kell, or Motorola was affiliated with the Company at the time of the negotiation of the acquisition of Emtek.

     During 1999, the Company from time to time chartered an airplane for corporate purposes from an aircraft charter company. The Company paid $530,000 to the charter company during 1999. The aircraft provided for use by the Company was leased by the charter company from RMSC of West Palm Beach, a company that is wholly owned by Harvey J. Wilson. In connection with these charters, RMSC invoiced the charter company $339,000 in 1999. Mr. Wilson has no ownership interest in the charter company. The Company believes that the terms of the charters were at least as favorable to it as those that could have been negotiated with unaffiliated third parties.

     During July 1999, the Company invested in HEALTHvision, Inc. ("HEALTHvision"), a Dallas-based privately held Internet healthcare company, in conjunction with VHA, Inc. and entities affiliated with General Atlantic Partners, LLC. The Company purchased 3,400,000 shares of HEALTHvision common stock, $.01 par value per share, for $34,000, which represented approximately 34% of the outstanding capital stock of HEALTHvision. In July 1999, Harvey J. Wilson, the Company's Chairman and Chief Executive Officer, purchased 45,000 shares of HEALTHvision Series A Convertible Participating Preferred Stock, $.01 par value per share, which represented approximately 0.45% of the outstanding capital stock of HEALTHvision, and warrants to purchase 22,5000 shares of HEALTHvision Series B Convertible Preferred Stock, $.01 par value per share, for $450,000. Since July, 1999, Mr. Wilson has served as the Co-Chairman of the Board of Directors of HEALTHvision. Also in July 1999, entities affiliated with General Atlantic Partners, LLC purchased 2,000,000 shares of HEALTHvision Series A Convertible Participating Preferred Stock, which represented approximately 20% of the outstanding capital stock of HEALTHvision and warrants to purchase 1,000,000 shares of HEALTHvision Series B Convertible Preferred Stock for $20,000,000. William E. Ford and Steven A. Denning, each members of the Company's Board of Directors are affiliated with General Atlantic Partners, LLC. During 1999, pursuant to licensing, outsourcing and service agreements between the Company and HEALTHvision, the Company earned revenues of $522,400 and had accounts receivable due of $287,000 from HEALTHvision.

     Eclipsys has adopted a policy that all transactions between it and its executive officers, directors and affiliates must (i) be on terms no less favorable to Eclipsys than could be obtained from unaffiliated third parties and
(ii) be approved by a majority of the members of the Board of Directors and by a majority of the disinterested members of the Board of Directors.

                           EXECUTIVE DEVELOPMENT AND
                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     This report addresses the compensation policies of the Company applicable to its officers during 1999. The Company's executive compensation program is administered by the Executive Development and Compensation Committee of the Board of Directors (the "Committee"), which is composed of three non-employee directors. The Committee is responsible for determining the compensation package of each executive officer, including the Chief Executive Officer. In 1999, the Board of Directors did not modify in any material way or reject any action or recommendation of the Committee with respect to executive officer compensation.

OVERVIEW AND PHILOSOPHY

     The Company's executive compensation program is designed to promote the following objectives:

     - To provide competitive compensation that will help attract, retain and reward highly qualified executives who contribute to the long-term success of the Company.

     - To align management's interests with the success of the Company by placing a portion of the executive's compensation at risk in relation to the Company's performance.

     - To align management's interests with stockholders by including long-term equity incentives.

     The Committee believes that the Company's executive compensation program provides an overall level of compensation that is competitive within its industry and among companies of comparable size and complexity. To ensure that compensation is competitive, the Company regularly compares its compensation practices with those of other similar companies and sets its compensation guidelines based on this review. The Committee also seeks to achieve an appropriate balance of the compensation paid to a particular individual and the compensation paid to other executives and attempts to maintain an appropriate mix of salary and incentive compensation. While compensation data are useful guides for comparative purposes, the Committee believes that a successful compensation program also requires the application of judgment and subjective determinations of individual performance.

EXECUTIVE COMPENSATION PROGRAM

     The Company's executive compensation program consists of base salary, annual incentive compensation in the form of cash bonuses, and long-term equity incentives in the form of stock options. Executive officers also are eligible to participate in certain benefit programs which are generally available to all employees of the Company, such as life insurance benefits and the Company's Amended and Restated 1998 Employee Stock Purchase Plan and the Company's 401(k) savings plan.

BASE SALARY

     At the beginning of each year, the Committee establishes an annual salary plan for the Company's senior executive officers based on recommendations made by the Company's Chief Executive Officer. The Committee attempts to set base salary compensation within the range of salaries of executive officers with comparable qualifications, experience and responsibilities at other companies in the same or similar businesses, and of comparable size and success. In setting the annual cash compensation for Company executives, the Committee reviews compensation for comparable positions by reviewing compensation data available in a number of publicly available surveys and databases. All of the companies in the Peer Group (as defined below) are included, along with other companies, in the compensation data reviewed. In addition to external market data, salary determinations depend both upon the Company's financial performance and upon the individual's performance as measured by certain subjective non-financial objectives. These non-financial objectives include the individual's contribution to the Company as a whole, including his or her ability to motivate others, develop the skills necessary to grow as the Company matures, recognize and pursue new business opportunities and initiate programs to enhance the Company's growth and success.

ANNUAL INCENTIVE COMPENSATION

     The Company's bonus program is designed to provide its key employees with cash incentives to achieve the Company's financial goals. At the beginning of each year, the Committee establishes target annual bonuses for each executive officer, which the executive will receive if the Company achieves its targeted financial objectives for the year. Cash bonuses are then paid annually based upon the Company's attainment of these targeted financial objectives for the year. During 1999, annual cash bonus targets for the Named Executive Officers, including Mr. Wilson, were between 50% and 200% of base salary. No bonuses were awarded to the Named Executive Officers on the basis of 1999 performance.

LONG-TERM EQUITY INCENTIVES

     The Company's stock option program is designed to promote the identity of long-term interests between the Company's employees and its stockholders and to assist in the retention of executives. The size of option grants is generally intended by the Committee to reflect the executive's position with the Company and his or her contributions to the Company. Stock options generally vest over a three- to five-year period in order to encourage key employees to continue in the employ of the Company. In 1999, all stock options were granted at an option price equal to the fair market value of the Company's Voting Common Stock on the date of the grant.

BENEFITS

     The Company's executive officers are entitled to receive medical and life insurance benefits and to participate in the Company's 401(k) retirement savings plan on the same basis as other full-time employees of the Company. The Company's Amended and Restated 1998 Employee Stock Purchase Plan, which is available to virtually all employees, including executive officers, allows participants to purchase shares at a discount of 15% from the fair market value at the beginning or end of the applicable purchase period.

     The amount of perquisites, as determined in accordance with the rules of the Securities and Exchange Commission relating to executive compensation, did not exceed 10% of salary and bonus for 1999 for any of the Named Executive Officers.

SUMMARY OF COMPENSATION OF CHIEF EXECUTIVE OFFICER

     In 1999, Mr. Wilson, the Company's Chief Executive Officer, received a salary of $200,000. Mr. Wilson's target bonus was 200% of his base salary, and was based on targeted growth in earnings, revenue, and market development and improvement in customer satisfaction and the product development cycle. Based on these measurements, Mr. Wilson did not receive a bonus related to 1999.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the corporation's Chief Executive Officer and four other most highly paid executive officers. Qualifying performance-based compensation will not be subject to the deduction limitation if certain requirements are met. The Committee periodically reviews the potential consequences of Section 162(m) and may structure the performance-based portion of its executive compensation to comply with certain exceptions to Section 162(m). However, the Committee reserves the right to use its judgment to authorize compensation payments that do not comply with the exceptions to
Section 162(m) when the Committee believes that such payments are appropriate and in the best interests of the Company's stockholders. In any event, there can be no assurance that compensation paid by the Company will be exempt from
Section 162(m).

                                          EXECUTIVE DEVELOPMENT AND
                                          COMPENSATION COMMITTEE

                                              Steven A. Denning
                                              G. Fred DiBona
                                              Eugene V. Fife

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Denning, Mr. DiBona and Mr. Fife served during 1999 as members of the Executive Development and Compensation Committee. Mr. Harvey J. Wilson, an executive officer of the Company, participated in certain deliberations of the committee. None of Mr. Denning, Mr. DiBona or Mr. Fife was at any time during 1999, or at any other time, an officer or employee of the Company. See "Certain Relationships and Transactions" for a description of certain relationships and transactions between the Company and affiliates of Mr. Wilson.

LEGAL PROCEEDINGS

     The Company and the members of its Board of Directors were named as defendants in three shareholder lawsuits filed in Delaware Chancery Court on or about April 28, 2000. Each of the lawsuits seeks to enjoin or rescind the proposed merger with Neoforma.com, Inc. or to collect an unspecified amount of damages. Each of the lawsuits in general allege that the members of the Company's Board of Directors have breached their fiduciary duties by approving the transaction with Neoforma.com, Inc. and that the consideration received by the Company's shareholders in connection with the transaction would be inadequate. On May 24, 2000, the Company and Neoforma.com, Inc. agreed to terminate the proposed merger. The Company believes that the members of its Board of Directors have properly exercised their fiduciary duties and intends to defend these claims vigorously.

COMPARATIVE STOCK PERFORMANCE

     The following graph compares the cumulative total stockholder return on the Voting Common Stock of the Company from August 7, 1998 (the first trading date following the Company's initial public offering) to December 31, 1999 with the cumulative total return of (i) U.S. companies traded on Nasdaq Stock Market (the "Nasdaq Index") and (ii) an index of six similar publicly traded companies (the "Peer Group"). The Peer Group is composed of McKesson HBOC, Cerner Corporation, Shared Medical Systems Corporation, Quadramed Corporation, Sunquest Information Systems, Inc., and IDX Systems Corporation. This graph assumes the investment of $100.00 on August 7, 1998 in the Company's Voting Common Stock, the Nasdaq Index and the Peer Index, and assumes any dividends are reinvested.

                 COMPARISON OF 17 MONTH CUMULATIVE TOTAL RETURN
                          AMONG ECLIPSYS CORPORATION,
              THE NASDAQ STOCK MARKET (U.S.) INDEX AND PEER GROUP

                                                         8/7/98                     12/31/98                    12/31/99
                                                         ------                     --------                    --------
Eclipsys Corporation                                     100.00                      171.85                      151.85
Peer Group                                               100.00                       94.44                       43.71
NASDAQ Stock Market (U.S.)                               100.00                      120.13                      217.02

                   APPROVAL OF THE 2000 STOCK INCENTIVE PLAN

     On May 22, 2000, the Board of Directors adopted, subject to stockholder approval, the 2000 Stock Incentive Plan (the "2000 Plan") and reserved 12,000,000 shares of Voting Common Stock for issuance in the aggregate under the Company's stock plans (including the 2000 Plan, the 1999 Stock Incentive Plan (the "1999 Plan"), the 1998 Stock Incentive Plan (the "1998 Plan"), the Amended and Restated 1998 Employee Stock Purchase Plan (the "Purchase Plan") and the 1996 Stock Plan (the "1996 Plan")).

SUMMARY OF THE 2000 PLAN

     The following is a brief summary of the material terms of the 2000 Plan. This summary is qualified in its entirety by reference to the 2000 Plan, a copy of which is attached hereto as Annex A.

  DESCRIPTION OF AWARDS

     The 2000 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), nonstatutory stock options, restricted stock awards and other stock-based awards, including the grant of shares based upon certain conditions, the grant of securities convertible into Voting Common Stock and the grant of stock appreciation rights (collectively "Awards").

     INCENTIVE STOCK OPTIONS AND NONSTATUTORY STOCK OPTIONS. Optionees receive the right to purchase a specified number of shares of Voting Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may be granted at an exercise price which may be less than, equal to or greater than the fair market value of the Voting Common Stock on the date of grant. Under present law, however, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than the fair market value of the Voting Common Stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the total combined voting power of the Company and its subsidiaries). Options may not be granted for a term in excess of ten years (five years in the case of incentive stock options granted to optionees holding more than 10% of the total combined voting power of the Company and its subsidiaries). The 2000 Plan permits the Board to determine the manner of payment of the exercise price of options, including through payment by cash, check or in connection with a "cashless exercise" through a broker, by surrender to the Company of shares of Voting Common Stock, or by any other lawful means.

     RESTRICTED STOCK AWARDS. Restricted stock Awards entitle recipients to acquire shares of Voting Common Stock, subject to the right of the Company to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award.

     OTHER STOCK-BASED AWARDS. Under the 2000 Plan, the Board has the right to grant other Awards based upon the Voting Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Voting Common Stock and the grant of stock appreciation rights.

  ELIGIBILITY TO RECEIVE AWARDS

     Officers, employees, directors, consultants and advisors of the Company and its subsidiaries (and individuals who have accepted an offer of employment) are eligible to be granted Awards under the 2000 Plan. Under present law, however, incentive stock options may only be granted to employees. The maximum number of shares with respect to which an Award may be granted to any participant under the 2000 Plan may not exceed 2,000,000 shares per calendar year.

     As of June 15, 2000, approximately 1,600 persons were eligible to receive Awards under the 2000 Plan, including the Company's four executive officers and seven non-employee directors. The granting of Awards under the 2000 Plan is discretionary, and the Company cannot now determine the number or type of Awards to be granted in the future to any particular person or group.

  ADMINISTRATION

     The 2000 Plan is administered by the Board of Directors. The Board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2000 Plan and to interpret the provisions of the 2000 Plan. Pursuant to the terms of the 2000 Plan, the Board of Directors may delegate authority under the 2000 Plan to one or more committees of the Board. The Board has authorized the Executive Development and Compensation Committee to administer certain aspects of the 2000 Plan, including the granting of options to executive officers. Subject to any applicable limitations contained in the 2000 Plan, the Board of Directors, the Committee, or any other committee to whom the Board delegates authority, as the case may be, selects the recipients of Awards and determines (i) the number of shares of Voting Common Stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options, (iii) the duration of options, and (iv) the number of shares of Voting Common Stock subject to any restricted stock or other stock-based Awards and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price.

     The Board of Directors is required to make appropriate adjustments in connection with the 2000 Plan and any outstanding Awards to reflect stock dividends, stock splits and certain other events. In the event of a merger or other acquisition event, the Board of Directors shall provide that all outstanding options or other stock-based Awards under the 2000 Plan be assumed or substituted for by the acquiror. If any of these events constitutes a Change in Control Event (as defined in the 2000 Plan), and within one year after the Change in Control Event, the participant's employment is terminated, then the assumed or substituted options or other stock-based Awards will be immediately exercisable in full, or free from restrictions, as the case may be. In the event of a liquidation or dissolution, all outstanding options will become immediately exercisable ten days prior to such event and will terminate upon the occurrence of such event. If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of Voting Common Stock covered by such Award will again be available for grant under the 2000 Plan subject, however, in the case of incentive stock options to any limitations under the Code.

  AMENDMENT OR TERMINATION

     No Award may be made under the 2000 Plan after May 21, 2010, but Awards previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the 2000 Plan, except that no Award designated as subject to Section 162(m) of the Code by the Board of Directors after the date of such amendment shall become exercisable, realizable or vested (to the extent such amendment was required to grant such Award) unless and until such amendment shall have been approved by the Company's stockholders.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the 2000 Plan and with respect to the sale of Voting Common Stock acquired under the 2000 Plan.

  INCENTIVE STOCK OPTIONS

     In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of Voting Common Stock acquired through the exercise of the option ("ISO Stock"). The exercise of an incentive stock option, however, may subject the participant to the alternative minimum tax.

     Generally, the tax consequences of selling ISO Stock will vary with the length of time that the participant has owned the ISO Stock at the time it is sold. If the participant sells ISO Stock after having owned it for at least two years from the date the option was granted (the "Grant Date") and one year from the date the option was exercised (the "Exercise Date"), then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

     If the participant sells ISO Stock for more than the exercise price prior to having owned it for at least two years from the Grant Date and one year from the Exercise Date (a "Disqualifying Disposition"), then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term capital gain if the participant has held the ISO Stock for more than one year prior to the date of sale.

     If a participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the participant has held the ISO Stock for more than one year prior to the date of sale.

  NONSTATUTORY STOCK OPTIONS

     As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a nonstatutory stock option. Unlike the case of an incentive stock option, however, a participant who exercises a nonstatutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Voting Common Stock acquired through the exercise of the option ("NSO Stock") on the Exercise Date over the exercise price.

     With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the difference between the sale price of the NSO Stock and the participant's tax basis in the NSO Stock. This capital gain or loss will be a long-term gain or loss if the participant has held the NSO Stock for more than one year prior to the date of the sale.

  RESTRICTED STOCK AWARDS

     A participant will not recognize taxable income upon the grant of a restricted stock award, unless the participant makes an election under Section 83(b) of the Code (a "Section 83(b) Election"). If the participant makes a
Section 83(b) Election within 30 days of the date of the grant, then the participant will recognize ordinary income, for the year in which the Award is granted, in an amount equal to the difference between the fair market value of the Voting Common Stock at the time the Award is granted and the purchase price paid for the Voting Common Stock. If a Section 83(b) Election is not made, the participant will recognize ordinary income, at the time that the forfeiture provisions or restrictions on transfer lapse, in an amount equal to the difference between the fair market value of the Voting Common Stock at the time of such lapse and the original purchase price paid for the Voting Common Stock. The participant will have a basis in the Voting Common Stock acquired equal to the sum of the price paid and the amount of ordinary compensation income recognized.

     Upon the disposition of the Voting Common Stock acquired pursuant to a restricted stock Award, the participant will recognize a capital gain or loss equal to the difference between the sale price of the Voting Common Stock and the participant's basis in the Voting Common Stock. The gain or loss will be a long-term gain or loss if the shares are held for more than one year.

  OTHER STOCK-BASED AWARDS

     The tax consequences associated with any other stock-based award granted under the 2000 Plan will vary depending on the specific terms of such Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award and the participant's holding period and tax basis for the Award or underlying Voting Common Stock.

  TAX CONSEQUENCES TO THE COMPANY

     The grant of an Award under the 2000 Plan will have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any Voting Common Stock acquired under the 2000 Plan will have any tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the 2000 Plan, including in connection with a restricted stock award or as a result of the exercise of a nonstatutory stock option or a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

BOARD RECOMMENDATION

     The Board of Directors believes that the approval of the 2000 Plan is in the best interests of the Company and its stockholders and therefore recommends that the stockholders vote FOR this proposal.

                       APPROVAL OF THE AMENDMENTS OF THE
                           1999 STOCK INCENTIVE PLAN,
                     THE 1998 STOCK INCENTIVE PLAN AND THE
             AMENDED AND RESTATED 1998 EMPLOYEE STOCK PURCHASE PLAN

     On May 22, 2000, the Board of Directors adopted, subject to stockholder approval, amendments to the 1999 Plan, the 1998 Plan and the Purchase Plan to reflect the increase from 7,000,000 to 12,000,000 of the total number of shares of Voting Common Stock available for issuance in the aggregate under the Company's stock plans (including the 1999 Plan, the Purchase Plan, the 1998 Plan, the 1996 Plan and the 2000 Plan). The Board of Directors has previously determined that no further options or awards may be granted under the 1996 Plan, the 1998 Plan or the 1999 Plan. The proposed amendments of the 1999 Plan and the 1998 Plan are intended to ensure that existing options under the 1999 Plan and the 1998 Plan remain valid.

SUMMARY OF THE 1999 PLAN

     The terms of the 1999 Plan are substantially identical to the terms of the 2000 Plan as described above, except that under the 1999 Plan, upon the occurrence of an Acquisition Event (as defined in the 1999 Plan) which constitutes a Change in Control Event (as defined in the 1999 Plan), all assumed or substituted options will be immediately exercisable in full, regardless of whether the optionee is terminated following the Change in Control Event. The tax consequences of the Awards under the 1999 Plan are similar to those of the 2000 Plan. This summary is qualified in its entirety by reference to the 1999 Plan, a copy of which may be obtained from the Secretary of the Company.

SUMMARY OF THE 1998 PLAN

     The terms of the 1998 Plan are substantially identical to the terms of the 2000 Plan as described above, except that (i) under the 1998 Plan, upon the occurrence of an Acquisition Event (as defined in the 1998 Plan) which constitutes a Change in Control Event (as defined in the 1998 Plan), all assumed or substituted options will be immediately exercisable in full, regardless of whether the optionee is terminated following the Change in Control Event, and
(ii) the 1998 Plan does not have a limitation on the maximum number of shares with respect to which an award may be granted to any participant per calendar year. The tax consequences of the Awards under the 1998 Plan are similar to those of the 2000 Plan. This summary is qualified in its entirety by reference to the 1998 Plan, a copy of which may be obtained from the Secretary of the Company.

SUMMARY OF THE PURCHASE PLAN

     The following is a brief summary of the material terms of the Purchase Plan. This summary is qualified in its entirety by reference to the Purchase Plan, a copy of which may be obtained from the Secretary of the Company.

     GENERAL. The Purchase Plan provides eligible employees with the opportunity to purchase shares of the Company's Voting Common Stock at a discounted price.

     ELIGIBILITY. Each employee of the Company and its eligible subsidiaries, including any director who is also an employee, is eligible to participate in the Purchase Plan, provided he or she (i) is employed by the Company or any eligible subsidiary on the applicable offering commencement date, (ii) is regularly employed by the Company or any eligible subsidiary for more than 20 hours per week and (iii) has been employed by the Company or any eligible subsidiary for at least three months prior to enrolling in the Purchase Plan.

     OFFERINGS. The Purchase Plan is implemented through a series of offerings, each of which is three months in length. Participants in an offering purchase shares with funds set aside through payroll withholding. An employee may elect to have a percentage from 1% to up to 15% withheld from his or her pay for purposes of purchasing shares under the Purchase Plan, subject to certain limitations on the maximum number of shares that may be purchased.

     PURCHASE PRICE. The price at which shares may be purchased during each offering is the lower of (i) 85% of the closing price of the Voting Common Stock as reported on the Nasdaq National Market on the date that the offering commences or (ii) 85% of the closing price of the Voting Common Stock as reported on the Nasdaq National Market on the date that the offering terminates.

     NUMBER OF SHARES; ADJUSTMENTS. Currently, an aggregate of 7,000,000 shares of Voting Common Stock may be issued pursuant to the Purchase Plan, less shares issued or subject to outstanding options under the 1999 Plan, the 1998 Plan and the 1996 Plan. If the 2000 Plan is approved at the Annual Meeting and the proposed amendment is approved at the Annual Meeting, the maximum number of shares issuable under the Purchase Plan will increase to 12,000,000 shares, less shares issued or subject to outstanding options under the 2000 Plan, the 1999 Plan, the 1998 Plan and the 1996 Plan. The Purchase Plan contains provisions relating to adjustments to be made under the Purchase Plan in the event of stock splits and other similar events and certain mergers, acquisitions and other extraordinary corporate transactions involving the Company.

     ADMINISTRATION. The Purchase Plan is administered by the Board of Directors of the Company, which has the authority to make rules and regulations for the administration of the Purchase Plan. Pursuant to the terms of the Purchase Plan, the Board of Directors may delegate authority under the Purchase Plan to a committee of the Board.

     AMENDMENT OR TERMINATION. The Board of Directors may at any time terminate or amend the Purchase Plan, provided that no amendment may be made without prior approval of the stockholders of the Company if such approval is required by
Section 423 of the Code, and in no event may any amendment be made which would cause the Purchase Plan to fail to comply with Section 423 of the Code.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the United States federal income tax consequences that generally will arise with respect to participation in the Purchase Plan and with respect to the sale of Voting Common Stock acquired under the Purchase Plan.

     TAX CONSEQUENCES TO PARTICIPANTS. In general, a participant will not recognize taxable income upon enrolling in the Purchase Plan or upon purchasing shares of Voting Common Stock at the end of an offering. Instead, if a participant sells Voting Common Stock acquired under the Purchase Plan at a sale price that exceeds the price of which the participant purchased the Voting Common Stock, then the participant will recognize taxable income in an amount equal to the excess of the sale price of the Voting Common Stock over the price at which the participant purchased the Voting Common Stock. A portion of that taxable income will be ordinary income, and a portion may be capital gain.

     If the participant sells the Voting Common Stock more than one year after acquiring it and more than two years after the date on which the offering commenced (the "Grant Date"), then the participant will be taxed as follows. If the sale price of the Voting Common Stock is higher than the price at which the participant purchased the Voting Common Stock, then the participant will recognize ordinary compensation income in an amount equal to the lesser of:

          (i) fifteen percent of the fair market value of the Voting Common Stock on the Grant Date; and

          (ii) the excess of the sale price of the Voting Common Stock over the price at which the participant purchased the Voting Common Stock.

Any further income will be long-term capital gain. If the participant sells the Voting Common Stock within one year after acquiring it or within two years after the Grant Date (a "Disqualifying Disposition"), then the participant will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Voting Common Stock on the date that it was purchased over the price at which the participant purchased the Voting Common Stock. The participant will also recognize capital gain or loss in an amount equal to the difference between the sale price of the Voting Common Stock over the fair market value of the Voting Common Stock on the date that it was purchased. This capital gain or loss will be a long-term capital gain or loss if the participant has held the Common Stock for more than one year prior to the date of the sale.

     TAX CONSEQUENCES TO THE COMPANY. The offering of Voting Common Stock under the Purchase Plan will have no tax consequences to the Company. Moreover, in general, neither the purchase nor the sale of Voting Common Stock acquired under the Plan will have any tax consequences to the Company except that the Company will be entitled to a business-expense deduction with respect to any ordinary compensation income recognized by a participant upon making a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

BOARD RECOMMENDATION

     The Board of Directors believes that the approval of the amendments of the 1999 Plan, the 1998 Plan and the Purchase Plan is in the best interests of the Company and its stockholders and therefore recommends that the stockholders vote FOR this proposal.

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected the firm of PricewaterhouseCoopers LLP as the Company's independent auditors for the current fiscal year. PricewaterhouseCoopers LLP has served as the Company's independent auditors since the Company's inception. Although stockholder approval of the Board of Directors' selection of PricewaterhouseCoopers LLP is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Board of Directors may reconsider its selection of PricewaterhouseCoopers LLP.

     Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

                                 OTHER MATTERS

     The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

     All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews, and the Company reserves the right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and, as required by law, the Company will reimburse them for their out-of-pocket expenses in this regard.

     Pursuant to Securities Exchange Act Rule 14a-8(e), proposals of stockholders intended to be presented at the 2001 Annual Meeting of Stockholders must be received by the Company at its principal office at 777 East Atlantic Avenue, Suite 200, Delray Beach, Florida 33483, not later than November 25, 2000 for inclusion in the proxy statement for that meeting. Under the Company's By-laws, proposals of stockholders intended to be presented at the 2001 Annual Meeting of Stockholders that do not comply with Rule 14a-8(e) must be received by the Company at its principal office in Delray Beach, Florida no less than 60 days nor more than 90 days prior to the date of that meeting. If public notice of the annual meeting of stockholders of the Company is not given at least 70 days before the meeting date, any stockholder proposal must be received by the Company within 10 days after such public notice. A copy of the Company's By-laws may be obtained from the Secretary of the Company.

BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Form 5 filed by Mr. Hall, necessary to report a stock option grant Mr. Hall received in October 1999, was not filed in a timely manner. The Company is not aware of any other failure by its officers, directors and holders of 10% of the Company's Voting Common Stock to comply in a timely manner during 1999 with
Section 16(a) filing requirements.

                                      By Order of the Board of Directors,

                                      /s/ T. Jack Risenhover, II

                                      T. Jack Risenhoover, II, Secretary

June 19, 2000

     THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN IF THEY HAVE SENT IN THEIR PROXIES.

                                                                         ANNEX A

                              ECLIPSYS CORPORATION

                           2000 STOCK INCENTIVE PLAN

1.  PURPOSE

     The purpose of this 2000 Stock Incentive Plan (the "Plan") of Eclipsys Corporation, a Delaware corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's stockholders. Except where the context otherwise requires, the term "Company" shall include any of the Company's present or future subsidiary corporations as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code") and any other business venture (including, without limitation, a joint venture or limited liability company) in which the Company has a significant interest, as determined by the Board of Directors of the Company (the "Board").

2.  ELIGIBILITY

     All of the Company's employees, officers, directors, consultants and advisors (and any individuals who have accepted an offer for employment) are eligible to be granted options, restricted stock, or other stock-based awards (each, an "Award") under the Plan. Any person who has been granted an Award under the Plan shall be deemed a "Participant".

3.  ADMINISTRATION, DELEGATION

     (a) ADMINISTRATION BY BOARD OF DIRECTORS. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

     (b) APPOINTMENT OF COMMITTEES. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). All references in the Plan to the "Board" shall mean the Board or a Committee of the Board to the extent that the Board's powers or authority under the Plan have been delegated to such Committee.

4.  STOCK AVAILABLE FOR AWARDS

     (a) NUMBER OF SHARES. Subject to adjustment under Section 4(c), Awards may be made under the Plan for up to an aggregate number of shares of Common Stock equal to (i) 12,000,000 less

(ii) the sum of (W) the number of shares as to which "Awards" have previously been made or shares issued under the Company's 1999 Stock Incentive Plan, as amended (the "1999 Plan"), as such number shall be reduced to the extent shares become reavailable for issuance under the 1999 Plan pursuant to Section 4(a) thereof, (X) the number of shares as to which options are then outstanding under the Company's Amended and Restated 1998 Employee Stock Purchase Plan, as amended (the "Purchase Plan") and the number of shares previously sold under the Purchase Plan, (Y) the number of shares as to which options are then outstanding under the Company's 1996 Stock Plan, as amended (the "1996 Plan") and the number of shares previously issued upon the exercise of options granted under the 1996 Plan and the number of shares of restricted or unrestricted stock granted under the 1996 Plan then outstanding and (Z) the number of shares as to which "Awards" have previously been made or shares issued under the Company's 1998 Stock Incentive Plan, as amended (the "1998 Plan"), as such number shall be reduced to the extent shares become reavailable for issuance under the 1998 Plan pursuant to Section 4(a) thereof. If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

     (b) PER-PARTICIPANT LIMIT. Subject to adjustment under Section 4(c), for Awards granted after the Common Stock is registered under the Securities Exchange Act of 1934 (the "Exchange Act"), the maximum number of shares of Common Stock with respect to which an Award may be granted to any Participant under the Plan shall be 2,000,000 per calendar year. The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with
Section 162(m) of the Code.

5.  STOCK OPTIONS

     (a) GENERAL. The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a "Nonstatutory Stock Option".

     (b) INCENTIVE STOCK OPTIONS. An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

     (c) EXERCISE PRICE. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement; provided, however, that the exercise price of Incentive Stock Options shall not be less than 100% of the fair market value of the Common Stock, as determined by the Board, at the time the Option is granted.

     (d) DURATION OF OPTIONS. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted for a term in excess of 10 years.

     (e) EXERCISE OF OPTION. Options may be exercised only by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

     (f) PAYMENT UPON EXERCISE. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

          (1) in cash or by check, payable to the order of the Company;

          (2) except as the Board may, in its sole discretion, otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price;

          (3) to the extent permitted by the Board and explicitly provided in an option agreement (i) by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board in good faith ("Fair Market Value"), provided
     (i) such method of payment is then permitted under applicable law and (ii) such Common Stock was owned by the Participant at least six months prior to such delivery, or (iii) by payment of such other lawful consideration as the Board may determine; or

          (4) by any combination of the above permitted forms of payment.

6.  RESTRICTED STOCK

     (a) GRANTS. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a "Restricted Stock Award").

     (b) TERMS AND CONDITIONS. The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

7.  OTHER STOCK-BASED AWARDS

     The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

8.  ADJUSTMENTS FOR CHANGES IN COMMON STOCK AND CERTAIN OTHER EVENTS

     (a) CHANGES IN CAPITALIZATION. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock, other than a normal cash dividend, (i) the number and class of securities available under this Plan,
(ii) the per-participant limit set forth in Section 4(b), (iii) the number and class of security and exercise price per share subject to each outstanding Option, (iv) the repurchase price per security subject to each outstanding Restricted Stock Award, and (v) the terms of each other outstanding stock-based Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this
Section 8(a) applies and Section 8(c) also applies to any event, Section 8(c) shall be applicable to such event, and this Section 8(a) shall not be applicable.

     (b) LIQUIDATION OR DISSOLUTION. In the event of a proposed liquidation or dissolution of the Company, the Board shall upon written notice to the Participants provide that all then unexercised Options will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date. The Board may specify the effect of a liquidation or dissolution on any Restricted Stock Award or other Award granted under the Plan at the time of the grant of such Award.

     (c) ACQUISITION AND CHANGE IN CONTROL EVENTS

        (1) DEFINITIONS

           (a) An "Acquisition Event" shall mean:

                (i) any merger or consolidation of the Company with or into another entity as a result of which the Common Stock is converted into or exchanged for the right to receive cash, securities or other property; or

                (ii) any exchange of shares of the Company for cash, securities or other property pursuant to a statutory share exchange transaction.

           (b) A "Change in Control Event" shall mean:

                (i) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")(a "Person") of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) more than 30% of either
                    (x) the then-outstanding shares of Common Stock of the Company (the "Outstanding Company Common Stock") or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control Event: (A) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for Common Stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company,
                    (C) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection (iii) of this definition or (D) any acquisition by General Atlantic Partners 28, L.P., General Atlantic Partners 38, L.P., General Atlantic Partners 47, L.P., GAP Coinvestment Partners, L.P. and any other entities controlled by or under common control with any of the foregoing entities, within the meaning of the Exchange Act (each such party is referred to herein as an "Exempt Person");

                (ii) such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term "Continuing Director" means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of this Plan by the Board or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

                (iii) the consummation of a merger, consolidation,
                    reorganization, recapitalization or statutory share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company's assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the "Acquiring Corporation") in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding Exempt Persons, the Acquiring Corporation or any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 30% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination).

             (c) "Good Reason" shall mean any significant diminution in the Participant's title, authority, or responsibilities from and after such Acquisition Event or Change in Control Event, as the case may be, or any reduction in the annual cash compensation payable to the Participant from and after such Acquisition Event or Change in Control Event, as the case may be, or the relocation of the place of business at which the Participant is principally located to a location that is greater than 50 miles from the current site.

             (d) "Cause" shall mean any (i) willful failure by the Participant, which failure is not cured within 30 days of written notice to the Participant from the Company, to perform his or her material responsibilities to the Company or (ii) willful misconduct by the Participant which affects the business reputation of the Company. The Participant shall be considered to have been discharged for "Cause" if the Company determines, within 30 days after the Participant's resignation, that discharge for Cause was warranted.

        (2) EFFECT ON OPTIONS

             (a) ACQUISITION EVENT. Upon the occurrence of an Acquisition Event (regardless of whether such event also constitutes a Change in Control Event), or the execution by the Company of any agreement with respect to an Acquisition Event (regardless of whether such event will result in a Change in Control Event), the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted for, by the acquiring or succeeding corporation (or an affiliate thereof); provided that if such Acquisition Event also constitutes a Change in Control Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company, such assumed or substituted options shall become immediately exercisable in full if, on or prior to the first anniversary of the date of the consummation of the Acquisition Event, the Participant's employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the acquiring or succeeding corporation. For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Acquisition Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Acquisition Event, the consideration (whether cash, securities or other property) received as a result of the Acquisition Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Acquisition Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Acquisition Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Acquisition Event.

             Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, then the Board shall, upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the Participants before the consummation of such Acquisition Event; provided, however, that in the event of an Acquisition Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Acquisition Event (the "Acquisition Price"), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Acquisition Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable) exceeds (B) the aggregate exercise price of such Options.

             (b) CHANGE IN CONTROL EVENT THAT IS NOT AN ACQUISITION
        EVENT. Following the occurrence of a Change in Control Event that does not also constitute an Acquisition Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company, each such Option shall be immediately exercisable in full if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, the Participant's employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the

        Participant or is terminated without Cause by the Company or the acquiring or succeeding corporation.

        (3) EFFECT ON RESTRICTED STOCK AWARDS

             (a) ACQUISITION EVENT THAT IS NOT A CHANGE IN CONTROL EVENT. Upon the occurrence of an Acquisition Event that is not a Change in Control Event, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company's successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Acquisition Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.

             (b) CHANGE IN CONTROL EVENT. Following the occurrence of a Change in Control Event (regardless of whether such event also constitutes an Acquisition Event), except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, each such Restricted Stock Award shall immediately become free from all conditions or restrictions if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, the Participant's employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the acquiring or succeeding corporation.

        (4) EFFECT ON OTHER AWARDS

             (a) ACQUISITION EVENT THAT IS NOT A CHANGE IN CONTROL EVENT. The Board shall specify the effect of an Acquisition Event that is not a Change in Control Event on any other Award granted under the Plan at the time of the grant of such Award.

             (b) CHANGE IN CONTROL EVENT. Following the occurrence of a Change in Control Event (regardless of whether such event also constitutes an Acquisition Event), except to the extent specifically provided to the contrary in the instrument evidencing any Award or any other agreement between a Participant and the Company, each such Award shall immediately become fully exercisable, realizable, vested or free from conditions or restrictions if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, the Participant's employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the acquiring or succeeding corporation.

          (5) LIMITATIONS.  Notwithstanding the foregoing provisions of this
     Section 8(c), if the Change in Control Event is intended to be accounted for as a "pooling of interests" for financial accounting purposes, and if the acceleration to be effected by the foregoing provisions of this Section 8(c) would preclude accounting for the Change in Control Event as a "pooling of interests" for financial accounting purposes, then no such acceleration shall occur upon the Change in Control Event.

9.  GENERAL PROVISIONS APPLICABLE TO AWARDS

     (a) TRANSFERABILITY OF AWARDS. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

     (b) DOCUMENTATION. Each Award shall be evidenced by a written instrument in such form as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

     (c) BOARD DISCRETION. Except as otherwise provided by the Plan, each Award may be made alone or in addition to or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

     (d) TERMINATION OF STATUS. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant's legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

     (e) WITHHOLDING. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Except as the Board may otherwise provide in an Award, when the Common Stock is registered under the Exchange Act, Participants may, to the extent then permitted under applicable law, satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

     (f) AMENDMENT OF AWARD. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

     (g) CONDITIONS ON DELIVERY OF STOCK. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

     (h) ACCELERATION. The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of restrictions in full or in part or that any other Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

10.  MISCELLANEOUS

     (a) NO RIGHT TO EMPLOYMENT OR OTHER STATUS. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

     (b) NO RIGHTS AS STOCKHOLDER. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

     (c) EFFECTIVE DATE AND TERM OF PLAN. The Plan shall become effective on the date on which it is adopted by the Board, but no Award granted to a Participant designated by the Board as subject to Section 162(m) of the Code by the Board shall become exercisable, vested or realizable, as applicable to such Award, unless and until the Plan has been approved by the Company's stockholders to the extent stockholder approval is required by Section 162(m) in the manner required under Section 162(m) (including the vote required under Section 162(m)). No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company's stockholders, but Awards previously granted may extend beyond that date.

     (d) AMENDMENT OF PLAN. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that to the extent required by
Section 162(m) of the Code, no Award granted to a Participant designated as subject to Section 162(m) by the Board after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award (to the extent that such amendment to the Plan was required to grant such Award to a particular Participant), unless and until such amendment shall have been approved by the Company's stockholders as required by Section 162(m) (including the vote required under Section 162(m)).

     (e) GOVERNING LAW. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

                                          Adopted by the Board of Directors
                                          on May 22, 2000

SKU # 1759-PS-00

                                  DETACH HERE

                                     PROXY

                              ECLIPSYS CORPORATION


     Proxy for the Annual Meeting of Stockholders to be held July 12, 2000

   This Proxy is Solicited on Behalf of the Board of Directors of the Company

      The undersigned, having received notice of the meeting and management's proxy statement therefor, and revoking all prior proxies, hereby appoint(s) Harvey J. Wilson, Gregory L. Wilson and T. Jack Risenhoover, II, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all shares of stock of Eclipsys Corporation (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the Delray Beach Marriott, 10 North Ocean Boulevard, Delray Beach, Florida 33444 on Wednesday, July 12, 2000, at 10:00 a.m., local time, and at any adjournment thereof (the "Meeting").

      In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Meeting or any adjournment thereof.

      This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR all proposals. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing or shall deliver a subsequently dated proxy to the Secretary of the Company or shall vote in person at the Meeting.






-------------                                                    -------------
 SEE REVERSE                                                      SEE REVERSE
    SIDE          CONTINUED AND TO BE SIGNED ON REVERSE SIDE          SIDE
-------------                                                    -------------

[X] Please mark votes as in this example.

PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE.

1. To elect the following two (2) Class II              2. To approve the Company's 2000       FOR         AGAINST     ABSTAIN
   directors (except as marked below) for                  Stock Incentive Plan (the "2000     [ ]            [ ]         [ ]
   a three (3) year term.                                  Plan").

   Nominees: Jay B. Pieper, Steven A.
   Denning

   FOR                  [ ]   WITHHELD              [ ] 3. To approve the related              FOR         AGAINST     ABSTAIN
   ALL                        FROM ALL                     amendments to the Company's         [ ]            [ ]         [ ]
  NOM-                        NOMINEES                     1999 Stock Incentive Plan (the
  INEES                                                    "1999 Plan") the 1998 Stock
                                                           Incentive Plan (the "1998
                                                           Incentive Plan") and the
                                                           Company's Amended and
                                                           Restated 1998 Employee Stock
                                                           Purchase Plan (the "Purchase
                                                           Plan") to reflect an increase in
                                                           the number of shares of Voting
                                                           Common Stock authorized for
                                                           issuance under all the
                                                           Company's stock plans (the
                                                           Purchase Plan, the 1996 Stock
                                                           Plan, the 1998 Incentive Plan,
                                                           the 1999 Plan and the 2000 Plan
                                                           from 7,000,000 to 12,000,000.

                              MARK HERE                 4. To ratify the selection by the      FOR         AGAINST     ABSTAIN
                              FOR ADDRESS                  Board of Directors of               [ ]            [ ]         [ ]
                              CHANGE AND                   PricewaterhouseCoopers LLP
                              NOTE BELOW            [ ]    as the Company's independent
[ ] ________________________                               auditors for the current fiscal
     For all nominees except                               year.
     as noted above
                                                        5. To transact such other business as may properly come before the meeting or any adjournment thereof.

                                                        Please sign exactly as name appears hereon. If the stock is registered in the name of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should add their titles.

Signature:___________    Date: ____________ Signature ___________    Date: ____________